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                                                                   Exhibit 23.01


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of Surety Capital Corporation on Form S-1, including all amendments thereto, of our report, dated January 21, 1997, on our audits of the consolidated financial statements of Surety Capital Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
December 10, 1997